Exhibit 99.1

1440 Davey Road Woodridge, Ill. 60517 (Phone) 630.739.6744 (Fax) 630.739.6754 www.advancedlifesciences.com

For Immediate Release

Investor Relations Contact: Edward P. Flavin (630) 739-6744 Ex 211

Advanced Life Sciences Announces First Quarter 2006 Results

WOODRIDGE, IL, May 9, 2006/PRNewswire/: — Advanced Life Sciences Holdings, Inc. (Nasdaq: ADLS), a biopharmaceutical company engaged in the discovery, development and commercialization of novel drugs in the therapeutic areas of infection, cancer and inflammation, today announced its financial results for the first quarter ended March 31, 2006. The net loss for the three months ended March 31, 2006 was $3.3 million or ($.15) per share compared to $0.8 million or ($.07) per share for the three months ended March 31, 2005. The increase in the net loss reflects increased development expenses related to cethromycin pivotal Phase III clinical trial costs.

“Advanced Life Sciences has continued to make excellent progress”, said Michael T. Flavin, Ph.D., chairman and chief executive officer of Advanced Life Sciences. “We significantly strengthened our balance sheet in March by completing a PIPE offering of common stock and warrants with net proceeds of $33.6 million which provides us with additional capital for advancing the development of our lead product cethromycin toward commercialization. We have continued to work with our CRO, Quintiles, and as of now, have initiated approximately 75 clinical trial sites in the U.S. and Canada and continue to enroll patients for the trials we are conducting.”

The company ended the first quarter of 2006 with cash, cash equivalents and investments totaling $44.9 million. Cash used during the first quarter was approximately $3.9 million.

Operating Expense Analysis

•                  Research and development expenses increased $1.9 million to $2.2 million for the three months ended March 31, 2006 from $0.3 million for the three months ended March 31, 2005. This increase was due to additional development expenses directly related to our Phase III clinical trials for cethromycin.

•                  Selling, general and administrative expenses increased $0.7 million to $1.1 million for the three months ended March 31, 2006 from $0.4 million for the three months ended March 31, 2005. This increase is primarily attributed to the public company costs related to director and officer insurance, director’s fees, investor relations and legal and accounting services.

First Quarter 2006 Product Candidate Highlights

Advanced Life Sciences is developing cethromycin, a novel once-a-day ketolide antibiotic in response to the emerging antibiotic resistance observed in the treatment of community acquired pneumonia (CAP). Cethromycin has been tested in approximately 3,800 human subjects during clinical trials.

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The company is currently conducting pivotal Phase III clinical trials of cethromycin for the treatment of mild-to-moderate CAP. Advanced Life Sciences believes that cethromycin, if approved, would build upon the growing market acceptance of ketolide drugs in the antibiotic marketplace and address the growing need for antibiotics that overcome bacterial resistance.

In the first quarter, the company completed its PIPE equity offering of common stock and warrants, raising $33.6 million in net proceeds.

The company anticipates the following upcoming milestones in the clinical development of cethromycin:

•                  Continue to initiate site start-ups in both the Northern and Southern Hemispheres.

•                  Conduct investigator meetings and begin CAP patient enrollment in South Africa and Latin America.

•                  Advance discussions with prospective partners regarding a commercialization partnership for cethromycin.

Financial Guidance for Second Quarter of 2005

The company expects its second quarter 2006 cash requirements to range between $5.25 and $6.0 million.

Conference Call Details:

Advanced Life Sciences will host a conference call and live webcast at 10:00 a.m. Eastern Time on Wednesday, May 10, 2006 to discuss the company’s first quarter financial results.

The conference call will be webcast simultaneously over the Internet. Please visit the Investor Relations section of Advanced Life Sciences’ corporate website www.advancedlifesciences.com. Alternatively, callers may participate in the conference call by dialing 866-831-6270 (domestic) or 617-213-8858 (international). The passcode for the conference call is 30576237. A telephone replay of the call will also be available for 48 hours. Callers may access the telephone replay by dialing 888-286-8010 (domestic) or 617-801-6888 (international), passcode 24154081.

About Advanced Life Sciences

Advanced Life Sciences is a biopharmaceutical company engaged in the discovery, development and commercialization of novel drugs in the therapeutic areas of infection, cancer and inflammation. The company’s lead candidate, cethromycin, is a novel once-a-day ketolide antibiotic in late-stage clinical development for the treatment of respiratory tract infections.

Forward-Looking Statements

Any statements contained in this press release that relate to future plans, events or performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, among others, those relating to technology and product development, market acceptance, government regulation and regulatory approval processes, intellectual property rights and litigation, dependence on collaborative relationships, ability to obtain financing, competitive products, industry trends and other risks identified in Advanced Life Sciences’ filings with the Securities and Exchange Commission. Advanced Life Sciences undertakes no obligation to update or alter these forward-looking statements as a result of new information, future events or otherwise.

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ADVANCED LIFE SCIENCES HOLDINGS, INC. AND SUBSIDIARY

(A Development Stage Company)

CONDENSED CONSOLIDATED BALANCE SHEETS

	As of March 31, 2006	Year ended December 31, 2005
	(Unaudited)

ASSETS

CURRENT ASSETS:
Cash & cash equivalents	$38,218,131	$4,749,932
Investments - available for sale	6,675,000	10,475,000
Accounts receivable - related party	5,054	6,160
Prepaid insurance	217,082	362,241
Prepaid expenses and other	2,095,201	118,263

Total current assets	47,210,468	15,711,596

FURNITURE AND EQUIPMENT:
Furniture and fixtures	148,985	147,275
Laboratory equipment	142,928	142,928
Computer software & equipment	194,136	187,771
Leasehold improvements	40,646	40,646

Total furniture and equipment—at cost	526,695	518,620
Less accumulated depreciation	(290,323)	(267,372)

Furniture and equipment—net	236,372	251,248

OTHER LONG-TERM ASSETS:
Deferred financing costs	46,378	53,004
Other assets	6,534	6,062

Total other long-term assets	52,912	59,066

TOTAL ASSETS	$47,499,752	$16,021,910

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$337,782	$294,816
Accrued expenses	1,371,387	240,761
Accrued interest payable	5,493	5,334
Short-term lease payable	14,677	14,114

Total current liabilities	1,729,339	555,025

Long-term lease payable	9,277	13,166
Accrued interest payable - related party	819,096	765,514
Grant payable	500,000	500,000
Notes payable - net of $19,716 debt discount March 31, 2006 & $22,532 December 31, 2005	3,895,284	3,892,468
Notes payable - related party	2,000,000	2,000,000

Total liabilities	8,952,996	7,726,173

STOCKHOLDERS’ EQUITY:
Common stock, $0.01 par value—March 31, 2006: 60,000,000 shares authorized; 28,226,763 issued and outstanding; December 31, 2005: 17,990,322 shares issued and outstanding;	282,268	179,903
Series A preferred stock of Advanced Life Sciences Inc., no par value—250,000 shares authorized, issued and outstanding	—	—
Additional paid-in capital	88,221,460	54,834,373
Deficit accumulated during the development stage	(49,956,972)	(46,718,539)

Total stockholders’ equity (deficit)	38,546,756	8,295,737

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$47,499,752	$16,021,910

ADVANCED LIFE SCIENCES HOLDINGS, INC. AND SUBSIDIARY

(A Development Stage Company)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three months ended March 31,
	2006	2005
Revenue:
Management fees	$—	$32,519
Grant	35,127	—

Total revenue	35,127	32,519

Expenses:
Research and development	2,260,378	317,790
Selling, general and administrative	1,149,170	367,744

Total expenses	3,409,548	685,534

Loss from operations	(3,374,421)	(653,015)

Other (income) expense:
Interest Income	(280,858)	—
Interest expense	144,870	95,311

Net other (income) expense	(135,988)	95,311

Net loss	(3,238,433)	(748,326)

Less accumulated preferred dividends for the period	43,750	43,750

Net loss available to common shareholders	$(3,282,183)	$(792,076)

Basic and diluted net loss per share available to common shareholders	$(0.15)	$(0.07)

Weighted average number common shares outstanding- basic and diluted	21,290,153	10,732,978